Exhibit 99.1   NEWS RELEASE

As previously announced, TDS will hold a teleconference May 7, 2021, at 9:00 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
 FOR IMMEDIATE RELEASE
TDS reports first quarter 2021 results
UScellular raises 2021 guidance with strong first quarter performance;
TDS Telecom hits 500,000 broadband connections

CHICAGO (May 6, 2021) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,318 million for the first quarter of 2021, versus $1,261 million for the same period one year ago. Net income attributable to TDS common shareholders and related diluted earnings per share were $57 million and $0.48, respectively, for the first quarter of 2021 compared to $69 million and $0.59, respectively, in the same period one year ago.
“The TDS Family of Businesses made a strong start to 2021 and are well-positioned to achieve their strategic priorities," said LeRoy T. Carlson, Jr., TDS President and CEO. “UScellular and TDS Telecom produced impressive financial results and continued to provide essential communications, including high-quality data, video and voice services to our customers and communities. We are implementing our financing strategies to maintain a strong, yet flexible, financial foundation to fund our attractive investment opportunities, while also working to lower the cost of our balance sheet.
“UScellular increased service revenues, showing the positive effect of higher ARPU. Operational and cost discipline throughout the quarter also contributed to strong financial performance. Our attractive promotions are resonating with customers, and postpaid and prepaid handset additions strengthened compared to the same period a year ago. Investments in 5G and network modernization programs are on track reflecting UScellular’s commitment to continue to meet customers’ expectations for speed and reliability.

“TDS Telecom achieved excellent growth in residential customer connections and strong financial performance, driven by higher operating revenue in the first quarter. With the acceleration of its broadband strategy, 500,000 total customers are now taking broadband services, and more than half of all our customers now have 1Gig service available to them. This year, TDS Telecom has plans to double the number of service addresses that it built fiber to last year, building on the success of the program to-date.”

2021 Estimated Results

TDS’ current estimates of full-year 2021 results for UScellular and TDS Telecom are shown below. Such estimates represent management’s view as of May 6, 2021 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

2021 Estimated Results

UScellular	Previous	Current
(Dollars in millions)
Service revenues	$3,025-$3,125	$3,050-$3,150
Adjusted OIBDA[1]	$800-$950	$850-$950
Adjusted EBITDA[1]	$975-$1,125	$1,025-$1,125
Capital expenditures	$775-$875	Unchanged

TDS Telecom	Previous	Current
(Dollars in millions)
Total operating revenues	$975-$1,025	Unchanged
Adjusted OIBDA[1]	$290-$320	Unchanged
Adjusted EBITDA[1]	$290-$320	Unchanged
Capital expenditures	$425-$475	Unchanged

The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income before income taxes. In providing 2021 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	2021 Estimated Results
	UScellular	TDS Telecom
(Dollars in millions)
Net income (GAAP)	N/A	N/A
Add back:
Income tax expense	N/A	N/A
Income before income taxes (GAAP)	$175-$275	$80-$110
Add back:
Interest expense	150	—
Depreciation, amortization and accretion expense	680	210
EBITDA (Non-GAAP)[1]	$1,005-$1,105	$290-$320
Add back or deduct:
(Gain) loss on asset disposals, net	20	—
Adjusted EBITDA (Non-GAAP)[1]	$1,025-$1,125	$290-$320
Deduct:
Equity in earnings of unconsolidated entities	170	—
Interest and dividend income	5	—
Adjusted OIBDA (Non-GAAP)[1]	$850-$950	$290-$320

	Actual Results
	Three Months Ended March 31, 2021		Year Ended December 31, 2020
	UScellular	TDS Telecom	UScellular	TDS Telecom
(Dollars in millions)
Net income (GAAP)	$62	$24	$233	$100
Add back:
Income tax expense	27	8	17	18
Income before income taxes (GAAP)	$89	$33	$250	$117
Add back:
Interest expense	39	(1)	112	(4)
Depreciation, amortization and accretion expense	170	49	683	203
EBITDA (Non-GAAP)[1]	$298	$80	$1,045	$316
Add back or deduct:
(Gain) loss on asset disposals, net	5	—	25	1
(Gain) loss on sale of business and other exit costs, net	(1)	—	—	—
(Gain) loss on license sales and exchanges, net	—	—	(5)	—
(Gain) loss on investments	—	—	(2)	—
Adjusted EBITDA (Non-GAAP)[1]	$302	$81	$1,063	$317
Deduct:
Equity in earnings of unconsolidated entities	42	—	179	—
Interest and dividend income	2	—	8	5
Other, net	—	—	—	(1)
Adjusted OIBDA (Non-GAAP)[1]	$258	$81	$876	$314
Numbers may not foot due to rounding.
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for March 31, 2021, can be found on TDS' website at investors.tdsinc.com.

Stock Repurchase
During the first quarter of 2021, TDS repurchased 162,500 Common Shares for $3 million and UScellular repurchased 54,900 Common Shares for $2 million.
Conference Call Information
TDS will hold a conference call on May 7, 2021 at 9:00 a.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://event.on24.com/wcc/r/3155155/0CD2FBCBA421B063439060A77D169D23
▪Access the call by phone at (833) 968-2187, conference ID: 2661419.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS), a Fortune 1000® company, provides wireless; broadband, video and voice; and hosted and managed services to approximately 6 million connections nationwide through its businesses, UScellular, TDS Telecom, and OneNeck IT Solutions. Founded in 1969 and headquartered in Chicago, TDS employed approximately 9,100 associates as of March 31, 2021.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary
jane.mccahon@tdsinc.com

Julie D. Mathews, IRC, Director - Investor Relations
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; the ability to attract people of outstanding talent throughout all levels of the organization; TDS’ smaller scale relative to larger competitors; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of TDS’ businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and UScellular indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment; pending and future litigation; cyber-attacks or other breaches of network or information technology security; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; the impact, duration and severity of public health emergencies, such as the COVID-19 pandemic. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K, as updated by any TDS Form 10-Q filed subsequent to such Form 10-K.

For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
UScellular: www.uscellular.com
TDS Telecom: www.tdstelecom.com
OneNeck IT Solutions: www.oneneck.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Retail Connections
Postpaid
Total at end of period	4,406,000	4,412,000	4,401,000	4,372,000	4,359,000
Gross additions	143,000	171,000	168,000	129,000	132,000
Feature phones	3,000	2,000	4,000	3,000	2,000
Smartphones	101,000	117,000	98,000	82,000	88,000
Connected devices	39,000	52,000	66,000	44,000	42,000
Net additions (losses)	(6,000)	11,000	28,000	12,000	(26,000)
Feature phones	(9,000)	(9,000)	(8,000)	(8,000)	(10,000)
Smartphones	6,000	12,000	8,000	11,000	(10,000)
Connected devices	(3,000)	8,000	28,000	9,000	(6,000)
ARPU[1]	$47.65	$47.51	$47.10	$46.24	$47.23
ARPA[2]	$125.25	$124.87	$123.27	$120.70	$122.92
Churn rate[3]	1.12%	1.21%	1.06%	0.89%	1.21%
Handsets	0.92%	1.01%	0.88%	0.71%	0.95%
Connected devices	2.53%	2.64%	2.35%	2.24%	3.11%
Prepaid
Total at end of period	496,000	499,000	506,000	496,000	494,000
Gross additions	62,000	56,000	65,000	62,000	57,000
Net additions (losses)	(3,000)	(8,000)	11,000	2,000	(12,000)
ARPU[1]	$35.25	$35.15	$35.45	$34.89	$34.07
Churn rate[3]	4.37%	4.24%	3.59%	4.05%	4.67%
Total connections at end of period[4]	4,961,000	4,968,000	4,962,000	4,919,000	4,903,000
Market penetration at end of period
Consolidated operating population	31,493,000	31,314,000	31,314,000	31,292,000	31,292,000
Consolidated operating penetration[5]	16%	16%	16%	16%	16%
Capital expenditures (millions)	$125	$320	$216	$168	$236
Total cell sites in service	6,802	6,797	6,758	6,673	6,629
Owned towers	4,270	4,271	4,246	4,208	4,184
1Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
2Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
3Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
4Includes reseller and other connections.
5Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.

TDS Telecom
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Residential connections
Broadband[1]
Wireline, Incumbent	243,700	242,500	243,400	240,400	230,400
Wireline, Expansion	24,100	20,400	17,300	14,700	12,300
Cable	199,500	196,400	193,300	191,000	184,100
Total Broadband	467,300	459,300	454,000	446,000	426,800
Video[2]
Wireline	63,000	63,000	62,300	61,400	59,000
Cable	79,600	81,400	82,300	83,200	84,600
Total Video	142,700	144,400	144,500	144,600	143,600
Voice[3]
Wireline	255,000	256,900	260,000	261,800	259,100
Cable	53,700	53,900	54,400	55,300	54,800
Total Voice	308,700	310,800	314,400	317,100	313,900
Total Residential connections	918,700	914,400	913,000	907,800	884,300
Commercial connections
Broadband[1]	34,400	34,000	33,700	33,400	33,200
Video[2]	19,400	19,700	19,700	20,300	20,600
Voice[3]	116,500	119,700	122,700	126,100	128,600
ManagedIP[4]	108,500	113,300	116,700	117,300	119,800
Total Commercial connections	278,800	286,700	292,900	297,200	302,200
Total connections	1,197,400	1,201,100	1,205,900	1,205,000	1,186,400

Residential revenue per connection[5]	$56.97	$55.66	$55.66	$53.82	$54.30

Capital expenditures (millions)	$70	$147	$92	$75	$54
Numbers may not foot due to rounding.
1The individual customers provided high-speed internet access through various transmission technologies, including fiber, DSL, dedicated internet circuit technologies or cable modem service.
2The individual customers provided video services.
3The individual circuits connecting a customer to TDS' central office facilities that provide voice services or the billable number of lines into a building for voice services.
4The number of telephone handsets, data lines and IP trunks providing communications using IP networking technology.
5Total residential revenue per connection is calculated by dividing total residential revenue by the average number of residential connections and by the number of months in the period.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended March 31,
	2021	2020	2021 vs. 2020
(Dollars and shares in millions, except per share amounts)
Operating revenues
UScellular	$1,023	$963	6%
TDS Telecom	249	240	4%
All Other[1]	46	58	(21)%
	1,318	1,261	4%
Operating expenses
UScellular
Expenses excluding depreciation, amortization and accretion	765	732	5%
Depreciation, amortization and accretion	170	177	(4)%
(Gain) loss on asset disposals, net	5	4	39%
(Gain) loss on sale of business and other exit costs, net	(1)	—	N/M
	939	913	3%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	168	160	5%
Depreciation, amortization and accretion	49	52	(5)%
	217	212	2%
All Other[1]
Expenses excluding depreciation and amortization	47	58	(19)%
Depreciation and amortization	5	6	(17)%
	52	64	(19)%
Total operating expenses	1,208	1,189	2%
Operating income (loss)
UScellular	84	50	67%
TDS Telecom	32	28	12%
All Other[1]	(6)	(6)	3%
	110	72	52%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	42	45	(7)%
Interest and dividend income	3	6	(44)%
Interest expense	(53)	(37)	(45)%
Total investment and other income	(8)	14	N/M
Income before income taxes	102	86	18%
Income tax expense	31	3	N/M
Net income	71	83	(14)%
Less: Net income attributable to noncontrolling interests, net of tax	12	14	(9)%
Net income attributable to TDS shareholders	59	69	(15)%
TDS Preferred dividend requirement	2	—	N/M
Net income attributable to TDS common shareholders	$57	$69	(18)%

Basic weighted average shares outstanding	114	115	–
Basic earnings per share attributable to TDS common shareholders	$0.49	$0.60	(18)%

Diluted weighted average shares outstanding	116	116	–
Diluted earnings per share attributable to TDS common shareholders	$0.48	$0.59	(18)%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.
1Consists of TDS corporate, intercompany eliminations and all other business operations not included in the UScellular and TDS Telecom segments.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2021	2020
(Dollars in millions)
Cash flows from operating activities
Net income	$71	$83
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	224	235
Bad debts expense	8	34
Stock-based compensation expense	10	11
Deferred income taxes, net	27	75
Equity in earnings of unconsolidated entities	(42)	(45)
Distributions from unconsolidated entities	23	25
(Gain) loss on asset disposals, net	5	4
(Gain) loss on sale of business and other exit costs, net	(1)	—
Other operating activities	(1)	—
Changes in assets and liabilities from operations
Accounts receivable	17	43
Equipment installment plans receivable	(18)	23
Inventory	8	(52)
Accounts payable	(115)	87
Customer deposits and deferred revenues	9	(9)
Accrued taxes	—	(74)
Accrued interest	9	9
Other assets and liabilities	(69)	(82)
Net cash provided by operating activities	165	367

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(220)	(377)
Cash paid for intangible assets	(1,261)	(26)
Cash paid for investments	—	(1)
Cash received from divestitures and exchanges	1	—
Net cash used in investing activities	(1,480)	(404)

Cash flows from financing activities
Issuance of long-term debt	567	50
Repayment of long-term debt	—	(2)
Issuance of TDS Preferred Shares	420	—
TDS Common Shares reissued for benefit plans, net of tax payments	(1)	(1)
UScellular Common Shares reissued for benefit plans, net of tax payments	(1)	—
Repurchase of TDS Common Shares	(3)	(6)
Repurchase of UScellular Common Shares	(2)	(21)
Dividends paid to TDS shareholders	(20)	(19)
Payment of debt and equity issuance costs	(14)	(3)
Distributions to noncontrolling interests	(1)	(1)
Other financing activities	(3)	—
Net cash provided by (used in) financing activities	942	(3)

Net decrease in cash, cash equivalents and restricted cash	(373)	(40)

Cash, cash equivalents and restricted cash
Beginning of period	1,452	474
End of period	$1,079	$434

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	March 31, 2021	December 31, 2020
(Dollars in millions)
Current assets
Cash and cash equivalents	$1,042	$1,429
Short-term investments	3	3
Accounts receivable, net	1,097	1,112
Inventory, net	145	154
Prepaid expenses	114	105
Income taxes receivable	188	187
Other current assets	53	36
Total current assets	2,642	3,026

Assets held for sale	1	2

Licenses	3,924	2,638

Goodwill	547	547

Other intangible assets, net	213	213

Investments in unconsolidated entities	497	477

Property, plant and equipment, net	3,951	3,972

Operating lease right-of-use assets	1,005	998

Other assets and deferred charges	627	652

Total assets	$13,407	$12,525

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	March 31, 2021	December 31, 2020
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$6	$5
Accounts payable	360	508
Customer deposits and deferred revenues	202	193
Accrued interest	25	16
Accrued taxes	67	69
Accrued compensation	73	132
Short-term operating lease liabilities	134	129
Other current liabilities	96	101
Total current liabilities	963	1,153

Liabilities held for sale	—	1

Deferred liabilities and credits
Deferred income tax liability, net	890	863
Long-term operating lease liabilities	941	940
Other deferred liabilities and credits	558	541

Long-term debt, net	3,991	3,424

Noncontrolling interests with redemption features	10	10

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $0.01 per share	1	1
Capital in excess of par value	2,488	2,482
Preferred Shares, par value $0.01 per share	408	—
Treasury shares, at cost	(472)	(477)
Accumulated other comprehensive loss	(3)	(4)
Retained earnings	2,830	2,802
Total TDS shareholders' equity	5,252	4,804

Noncontrolling interests	802	789

Total equity	6,054	5,593

Total liabilities and equity	$13,407	$12,525

Balance Sheet Highlights
(Unaudited)

	March 31, 2021
		TDS	TDS Corporate	Intercompany	TDS
	UScellular	Telecom	& Other	Eliminations	Consolidated
(Dollars in millions)
Cash and cash equivalents	$479	$177	$564	$(178)	$1,042

Licenses, goodwill and other intangible assets	$3,915	$761	$8	$—	$4,684
Investment in unconsolidated entities	455	4	45	(7)	497
	$4,370	$765	$53	$(7)	$5,181

Property, plant and equipment, net	$2,419	$1,435	$97	$—	$3,951

Long-term debt, net:
Current portion	$2	$—	$4	$—	$6
Non-current portion	2,981	4	1,006	—	3,991
	$2,983	$4	$1,010	$—	$3,997

TDS Telecom Highlights
(Unaudited)

	Three Months Ended March 31,
	2021	2020	2021 vs. 2020
(Dollars in millions)
Operating revenues
Residential
Wireline, Incumbent	$85	$81	6%
Wireline, Expansion	7	4	80%
Cable	65	60	9%
Total residential	157	144	9%
Commercial	47	49	(6)%
Wholesale	45	47	(3)%
Total service revenues	249	240	4%
Equipment revenues	—	—	9%
Total operating revenues	249	240	4%

Cost of services	97	95	2%
Cost of equipment and products	—	—	(1)%
Selling, general and administrative expenses	70	65	9%
Depreciation, amortization and accretion	49	52	(5)%
(Gain) loss on asset disposals, net	—	—	N/M
Total operating expenses	217	212	2%

Operating income	$32	$28	12%
N/M - Percentage change not meaningful
Numbers may not foot due to rounding.

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations
(Unaudited)
Free Cash Flow

	Three Months Ended March 31,
	2021	2020
(Dollars in millions)
Cash flows from operating activities (GAAP)	$165	$367
Less: Cash paid for additions to property, plant and equipment	220	377
Free cash flow (Non-GAAP)[1]	$(55)	$(10)
1Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.